CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #14 to the Registration Statement on Form N-1A of the GoodHaven Funds Trust and to the use of our report dated January 27, 2025 on the financial statements and financial highlights of the GoodHaven Fund, appearing in Form N-CSR for the year ended November 30, 2024, which are also incorporated by reference into the Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 27, 2025